Exhibit 10.1

                                 PROMISSORY NOTE

$25,000.00                                                 San Diego, California
                                                                  March 17, 2015

     FOR VALUE RECEIVED, the undersigned, GLOBAL NEWS NETWORK, INC. in their capacity ("Borrower") promise to pay in lawful money of the United States of America, to PETER LAMBERT referred to in this Agreement as ("Lender") the principal sum of Twenty Five Thousand Dollars ($25,000.00), which will result in the payment of $30,000 when including principal and interest as set forth below:

     1. INTEREST. The Parties acknowledge that this Promissory Note (hereinafter "Note or Promissory Note") shall accrue simple interest at $55.55 per day or $5,000 interest in 90 days as agreed upon by Borrower and Lender, after receipt of said funds.

     2. TERM DUE DATE. The Borrowers shall pay the entire amount owed in, which payment shall be the complete and full payment of principal and interest within 90 days from the date of funds being received in Borrower's bank.

     3. LATE PAYMENT FEE. There shall be a late payment fee of five percent (5%) of payment if the payment is not received within fifteen (15) days after the monthly due date.

     4. PREPAYMENT. There shall be no penalty for the prepayment of any portion of principal or accrued interest, however notwithstanding the foregoing payment in full shall require payment of principal and interest in the amount of $30,000.

     5. AFFIRMATIVE COVENANTS. Until this Note is paid in full, Borrower covenants and agrees to do the following:

     a.  Promptly  inform  Lender of the  occurrence  of any default or Event of
Default as it is defined in this Note or any other event which could have a material adverse effect upon Borrowers' business, properties, financial condition or ability to comply with its obligations hereunder, including without limitation its ability to pay the amount of this Note and all monthly installment payments due hereunder;

     6. NEGATIVE COVENANTS. Until this Note is paid in full, Borrower shall not, without Lender's prior written consent, which consent will be solely at Lender's discretion, do any of the following:

     a. Permit any levy, attachment or restraint to be made affecting any of the Borrowers' assets;
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     b.  Permit  any  judicial  officer  or  assignee  to be  appointed  or take possession of any or all assets;

     c. Take any other action that could be deemed detrimental to the Borrower's ability to make good on the monthly and/or ultimate payments called for under the within note;

     7. DEFAULT AND ACCELERATION.

     7.1 If default shall be made in the payment when due of all or any part of any installment of principal or interest, then the entire sum of principal then unpaid, together with accrued interest thereon, shall become immediately due and payable at the option of the Lender of this Note, without notice. The failure of Borrower to pay any installment of principal and interest as called for as set forth herein above, and or principal and interest as and when it is ultimately due, i.e. the final payment is due, April _____, 2015, with any such failure continuing uncured for fifteen (15) days after such due date, and/or such maturity date, shall confer on Lender the privilege or option, to accelerate and call due the entire amount of principal outstanding along with any interest remaining due, evidenced hereby which is unpaid, anything in the within Note to the contrary notwithstanding.

     7.2 Furthermore, the obligations under this Note shall become all due and payable upon the happening of any of the following events:

     A. Upon the bankruptcy or appointment of a receiver of the assets of either of the Payors.

     B. Upon a levy by any third party including the United States Government and/or the State of California on any of the properties owned by the Borrower with the same levy remaining in place for twenty five (25) days or more, then the Lender shall have the right to call for full acceleration of all principal amounts as well as all accrued interest forthwith. Any waiver of a right to accelerate the due date of the principal under this provision shall not be interpreted to be continuing waiver.

     8. REMEDIES CUMULATIVE. The rights and remedies of Lender as provided in this Note shall be cumulative and concurrent and may be pursued singly, successively, or together against Borrower, or any other persons or entities who are, or may become, liable for all or any part of this indebtedness, at the sole discretion of Lender. Failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies, or the right to exercise them at any later time.

     9. BORROWER'S OBLIGATIONS. If more than one person is a Borrower of this Note, each person warrants and promises to keep all of the obligations under this Note for the full amount owed. Any person who takes over these obligations shall also be bound by this section.

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     10. DISPUTE RESOLUTION.

     10.1 If a dispute arises under this Agreement, the dispute may be referred to a mediator selected by mutual agreement for non-binding mediation between the parties in accordance with the rules established for mediation by the Judicial Arbitration & Mediation Service, Inc. ("JAMS"), Endispute, or the American
Arbitration Association ("AAA"), as the parties agree, in San Diego County, California. At any time after submission of the matter to mediation, any party may submit such dispute to binding arbitration in accordance with this paragraph.

     10.2 All disputes arising under this agreement which are not resolved by mediation will be resolved by submission to binding arbitration at the offices of JAMS or AAA, as the parties agree (the "Arbitrator"), in San Diego County, California. The parties shall agree on an arbitrator from the Arbitrator's panel. The arbitrator must be either an attorney or retired judge. If the parties are unable to agree, the Arbitrator will provide a list of three available persons and each party may strike one. The remaining person will serve as the arbitrator. The aggrieved party shall initiate arbitration by sending written notice of its intention to arbitrate by registered or certified mail to all parties and to the Arbitrator. The notice must contain a description of the dispute, the amount involved, and the remedies sought. Furthermore, within the discretion of the arbitrator and based upon the law and the facts, the matter can be disposed of by the arbitrator through a law and motion process in lieu of an actual arbitration hearing, if appropriate.

     The arbitrator shall schedule a prehearing conference to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations and attempt to narrow the issues. The parties will submit a proposed discovery schedule to the arbitrator at the prehearing conference. The scope and duration of discovery will be within the sole discretion of the arbitrator, provided, however, the parties shall be entitled to discovery in accordance with the rules of the Superior Court of the State of California, County of San Diego. The parties must file briefs with the arbitrator at least three days before the hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings. Expert witnesses may be used in the arbitration proceeding just as they are used in normal civil litigation in the Superior Court of the State of California.

     Judicial rules of evidence and procedure relating to the conduct at the hearing, examination of witnesses, and presentation of evidence shall not apply. Any relevant evidence, including hearsay, shall be admitted by the arbitrator if it is the sort of evidence on which responsible persons are accustomed to rely on in the conduct of serious affairs, regardless of the admissibility of such evidence in a court of law. Within reasonable limitations, both sides at the hearing may call and examine witnesses for relevant testimony, introduce relevant exhibits or other documents, cross-examine or impeach witnesses who shall have testified orally on any matter relevant to the issues, and otherwise rebut evidence, as long as these rights are exercised in an efficient and expeditious manner. Any party desiring a stenographic record may secure a court reporter to attend the proceedings. The requesting party must notify the other

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parties of the  arrangements in advance of the hearing and must pay for the cost incurred. Any party may request the oral evidence to be given under oath.

     The decision of the arbitrator shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences there from. The arbitrator may grant any remedy or relief which is just and equitable. The award must be in writing and signed by the arbitrator. It shall contain a concise statement of the reasons in support of the decision. The award must be mailed promptly to the parties, but no later than thirty days from the closing of the hearing. The award may be judicially enforced (confirmed, corrected or vacated pursuant to Section 1285, ET SEQ., of the California Code of Civil Procedure). The award shall be final and binding, and there shall be no direct appeal from the award on the grounds of error in the application of the law. Unless otherwise agreed, each party must pay its own witness fee and its pro rata share of the arbitrator's fees. The arbitrator shall have authority to award attorney's fees, costs and arbitration fees advanced to the prevailing party.

     Nothing in this paragraph shall limit the rights of the parties to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court of competent jurisdiction before, during, or after the pendency of any arbitration. ALL PARTIES UNDERSTAND AND ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION, THEY ARE WAIVING THE RIGHT TO SUBMIT THE DISPUTE FOR DETERMINATION BY A COURT AND THEREBY ARE ALSO WAIVING THE RIGHT TO A JURY OR COURT TRIAL. ALL PARTIES UNDERSTAND THAT AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY AND IS BINDING ON ANY SUCCESSOR IN INTEREST.

     11. NO AMENDMENT OR WAIVER EXCEPT IN WRITING. This Note may be amended or modified only by a writing duly executed by Borrowers, any co-Borrower, hereof and Lender, which amendment expressly refers to this Note and the intent of the parties to so amend this Note. No provision of this Note shall be deemed waived by Lender, unless waived in a writing executed by Lender, which expressly refers to this Note, and no such waiver shall be implied from any act or conduct of Lender, or any omission by Lender to take action with respect to any provision of this Note. No such express written waiver shall affect any other provision of this Note, or cover any default or time period or event, other than the matter as to which an express written waiver has been given.

     12. NO INTENT OF USURY. None of the terms and provisions contained in this Note shall ever be construed to create a contract for the use, forbearance, or detention of money requiring payment of interest at a rate in excess of the maximum interest permitted to be charged by applicable laws or regulation governing this Note ("Usury Laws"). Borrower shall never be required to pay interest on this Note in excess of the maximum interest that may be lawfully charged under such Usury Laws, as made applicable by the final judgment of a court of competent jurisdiction, and the provisions of this Section 12 shall control over all other provisions hereof and of any other instrument executed in connection herewith or executed to secure the indebtedness evidenced hereby, which may be in apparent conflict with this Section. If Lender collect monies which are deemed to constitute interest which would otherwise increase the

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effective interest rate on this Note to a rate in excess of that permitted to be charged by such Usury Laws, all such sums deemed to constitute interest in excess of the maximum rate shall, at the sole option of Lender, either be credited to the payment of principal or returned to Borrowers.

     13. CHOICE OF LAW. This Note shall be construed in accordance with the laws of the State of California.

     14. ATTORNEY FEES. If suit or arbitration is brought herein (whether settled or pursued to final judgment or award), or if an attorney is employed or expenses are incurred to compel payment of this Promissory Note or any portion of the indebtedness evidenced hereby, the undersigned promises to pay all attorney's fees and collection costs incurred in those legal efforts in each and every action, suit, or other proceeding, including any and all appeals, or petitions there from. As used herein, the term "attorneys' fees" means the full costs of legal services performed in connection with the matters involved, calculated on the basis of usual fees charged by an attorney performing those services, and not limited to "reasonable attorneys' fees" as defined in any statute or rule of the court.

     15. USE OF PROCEEDS.

     The intended use of the proceeds of this document are as follows:

     1. State of Nevada Corporate Fees;

     2. SEC/FINRA Fees;

     3. Stock Transfer Agent Fees; and

     4. Remaining balance (if any) will be used as Working Capital

     The Lender can review said fees by use of online status of the Corporation.

     IN WITNESS THEREOF the parties hereto have executed this agreement on the date set forth below.

BORROWER:


By: /s/  John Fleming                                       Date: March 17, 2015
   ---------------------------------
GLOBAL NEWS NETWORK, INC
By: John Fleming, CEO

LENDER:

Terms herein acknowledged and agreed to this date.


By: /s/ Peter Lambert                                       Date: March 17, 2015
   ---------------------------------
PETER LAMBERT, Individually

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